UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2020

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WAT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On October 8, 2020, the Board of Directors (the “Board”) of Waters Corporation (the “Company”) approved an amendment and restatement of the bylaws of the Company (the “Amended Bylaws”), effective as of such date.

Among other matters, the Amended Bylaws (1) revise procedures and disclosure requirements for the nomination of directors and the submission of proposals for consideration at annual meetings of the stockholders of the Company, including, among other things, requiring that advance notice for stockholder proposals and director nominations be received between 120 days and 90 days prior to the anniversary of the immediately preceding annual meeting, rather than 60 days prior to the date of such annual meeting, (2) supplement the proxy access provisions to (a) require a representation that no proxy access nominee is holding securities of the Company with the intent to change or influence control of the Company and (b) clarify that the maximum number of proxy access nominees is reduced by the number of incumbent directors who join the Board pursuant to proxy fight or an agreement with a stockholder or group of stockholders in the preceding two years, (3) amend the existing forum selection bylaw to provide that the federal district courts of the United States of America shall be the exclusive forum for the resolution of claims under the Securities Act of 1933, as amended, (4) add temporary provisions that, for the duration of an emergency, grant flexibility for the Company to act during times where normal Board procedures would be impractical, as expressly authorized by Delaware law, (5) provide that the chairman of a stockholder meeting may adjourn any meeting of stockholders for any reason, whether or not there is a quorum present, (6) clarify the power of the chairman of a stockholder meeting over the conduct of such meeting, (7) effectuate an election to be governed by Section 141(c)(2) of the Delaware General Corporation Law, which provides, among other things, greater flexibility with respect to the authority of committees of the Board, (8) provide that special meetings of the Board may only be called by the Chairman of the Board, in the absence of the Chairman of the Board, the President together with a member of the Nominating and Corporate Governance Committee of the Company, or a majority of the Board, rather than by the Chairman of the Board, the President or any two directors, (9) provide that the number of directors will be set by resolution of the Board rather than specifying a range of 5 to 11 directors in the bylaws and (10) make certain administrative, modernizing, clarifying and confirming changes.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

Under the Amended Bylaws, notices of stockholder proposals and director nominations to be brought before the Company’s 2021 Annual Meeting of Stockholders (other than stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act or director nominations submitted in accordance with the proxy access provisions) must be received by the Company no earlier than the close of business on January 12, 2021 and no later than the close of business on February 11, 2021, superseding the deadline for such notices that was included on page 69 of the Company’s definitive proxy statement for the 2020 Annual Meeting filed with the Securities and Exchange Commission on April 2, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

3.1	Amended and Restated Bylaws of Waters Corporation, dated as of October 8, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: October 8, 2020	By:	/s/ SHERRY L. BUCK
	Name:	Sherry L. Buck
	Title:	Senior Vice President and Chief Financial Officer